Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Reports On Hurricane Sandy Impact

HOUSTON, Nov. 1, 2012 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced it is assessing damage at 24 of its East Coast dealerships in the aftermath of Hurricane Sandy.

“Our primary concern is for the well-being of our employees and customers, as well as all the individuals that have been impacted by the devastation in the Northeast,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “We are working to quickly assess and repair the damage at our dealerships in order to restore full operations for the local residents. The largest hurdle at present is restoration of power and computer access at a number of the dealerships and the clearing of local roads.”

Preliminary assessments indicate minor water damage at some facilities and the loss of a number of new and used vehicles due to flooding and falling debris. The company is insured and estimates it will incur a $250,000 pre-tax deductible charge for the facilities’ damages in the fourth quarter, as well as inventory losses that are estimated to be about $2.0 million based on preliminary assessments.

Business interruptions range from a couple of days in Group 1’s Boston-area stores to potentially two weeks in the hardest hit areas of Long Island, N.Y., and northern New Jersey. In total, 24 of Group 1’s dealerships were impacted by evacuations prior to the storm and the ongoing power outages and road closures, as well as the impact felt by the surrounding communities as the residents deal with the aftermath of the storm.

The 24 East Coast primarily import-branded dealerships represented 19.4 percent of Group 1’s new vehicle unit sales in the third quarter and are located in New Jersey, New York, Maryland, New Hampshire and Massachusetts.

About Group 1 Automotive, Inc.
Group 1 owns and operates 121 automotive dealerships, 158 franchises, and 30 collision centers in the United States and the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor Contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | kpaper@group1auto.com

Media Contacts:
Pete DeLongchamps
V.P. Financial Services and Manufacturer Relations
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com